Exhibit 10.11

AGREEMENT is to be effective as of the 21st day of January, 2011 by and between Equititrend Advisors, LLC, maintaining its principal offices at 11995 El Camino Real, Suite 301, San Diego, CA 92130 (hereinafter referred to as "Equiti-trend"), and Monster Offers, which maintains its principal offices at P.O. Box 1092, Bonsall, CA 92003, (hereinafter referred to as "Client").


                           W I T N E S E T H:

WHEREAS, Equiti-trend is engaged in the business of providing and rendering public relations and communications services, and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Equiti-trend for the purpose of obtaining public relations and corporate communications services, so as to better, more fully and more effectively deal and communicate with its shareholders and the investment community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

Engagement of Equiti-trend. Client herewith engages Equiti-trend, and Equiti-trend agrees to render to Client public relations, communications, advisory and consulting services.

The consulting services to be provided by Equiti-trend shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Equiti-trend's ability to relate information regarding Client's activities is directly related to the information provided by Client to Equiti-trend.

Client acknowledges that Equiti-trend will devote such time as is reasonably necessary to perform the services for Client, having due regard for Equiti-trend's commitments and obligations to other business for which it performs consulting services.

Term and Termination. This Agreement shall be for a period of six (6) months, commencing on the effective date hereof. If the parties hereto desire to extend the relationship, the parties will renew this Agreement or enter into a new Agreement. Client may terminate this Agreement immediately on written notice to the other party, if the other party has committed a material breach of any term of this Agreement. In the absence of any such breach, Client may terminate this Agreement on 30 days' written notice to the other party.

Treatment of Confidential Information. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Equiti-trend in connection with Equiti-trend's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). Equiti-trend will not be bound by the foregoing limitation in the event:

(I) The Confidential Information is otherwise disseminated and becomes public information, -or-

(II) Equiti-trend is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

Equititrend / Monster Offers Agreement                                       1

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Representation by Equiti-trend of Other Clients. Client acknowledges and consents to Equiti-trend rendering public relations, consulting and/or communications services to other clients of Equiti-trend engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to Eauiti-trend. Client acknowledges that Equiti-trend, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Equiti-trend, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Equiti-trend.

Indemnification by Equiti-trend. Equiti-trend agrees to indemnify, hold harmless and defend Client, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the actions, negligent or otherwise, of Equiti-trend, its subsidiaries, agents, employees or affiliates in the performance of its obligations under the Agreement.

Independent Contractor. It is expressly agreed that Equiti-trend is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Equiti-trend or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

Compensation.  SEE SCHEDULE A-I

Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Entire Agreement. This writing constitutes the entire Agreement between the parties, and replaces and supersedes any previous agreement that may exist. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs.

Governing Law/Venue. This Agreement shall be governed under the laws of the State of California and any claim arising here from shall be submitted to a court of competent jurisdiction located in San Diego County, California.


Equititrend / Monster Offers Agreement                                       2

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IN WITNESS WHEREOF. the parties have executed this Agreement as of the day and year first written above.

EQUITITREND ADVISORS, LLC

By: /s/ James J. Mahoney Date: 1/24/11  By: /s/ Thomas N. Mahoney Date: 1/24/11
    --------------------       -------      ---------------------       -------
    James J. Mahoney,                       Thomas N. Mahoney,
    Managing Partner                        Managing Partner


MONSTER OFFERS

By: /s/ Paul Gain        Date: 1/27/11  By:         N/A           Date: ---
    --------------------       -------      ---------------------       -------
    Paul Gain
    Chief Executive Officer


                          -------------------------
                                     END

Equititrend / Monster Offers Agreement                                       3

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                                SCHEDULE A-1
                                ------------

For the services to be rendered and performed by Equiti-trend during the term of this Agreement, Client shall, upon acceptance of this Agreement, Pay to Equititrend, LLC:

Four hundred thousand (400,000) restricted 144 shares of MONT stock due upon the execution of the Agreement, for (6) months of services.

Equititrend agrees not to pursue removal of any restrictive legends from these 144 shares of MONT stock prior to September 1, 2011.


EQUITITREND ADVISORS, LLC

By: /s/ James J. Mahoney Date: 1/24/11  By: /s/ Thomas N. Mahoney Date: 1/24/11
    --------------------       -------      ---------------------       -------
    James J. Mahoney,                       Thomas N. Mahoney,
    Managing Partner                        Managing Partner


MONSTER OFFERS

By: /s/ Paul Gain        Date: 1/27/11  By:         N/A           Date: ---
    --------------------       -------      ---------------------       -------
    Paul Gain
    Chief Executive Officer


                          -------------------------
                                     END

Equititrend / Monster Offers Agreement                                       4

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                                SCHEDULE A-2
                                ------------
                    (DESCRIPTION OF SERVICES & DELIVERABLES)

The following is a summary of the services and deliverables that are to be provided by Equititrend to Monster Offers in support of the Agreement dated the 21' of January, 2011. All of these services are to be provided on an ongoing basis during the entire 6-month timeframe associated with this Agreement.

Initial CEO Conference Call / Follow Up, Calls May Be Recorded for Promotional Use Weekly reports and updates to Client CEO

Investment Considerations / Bullet Points Developed

I to 5-Page Corporate Stock Profile Prepared

Press Release Writing, Content Conception & Strategy and Scheduling Services Chat Room Management - Investor Sentiment Management

Daily Outbound Tele-Champaign to New Investors

Proactive Market Maker Communications and Relations

Bid Support and Other Strategic Bid / Ask Representation

Current Shareholder Relations, Communications & Management in Conjunction with other Client-initiated Communications Programs

Postcard Mailers to new Target Investors

Gathering of Contact Information and Key Qualifying Data on new Shareholders & Interested Investors



Equititrend / Monster Offers Agreement                                       5

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